The Shareholders and Board of Directors
The Dreyfus/Laurel Funds, Inc. - Dreyfus Tax-Smart Growth Fund:

We consent to the use of our report dated October 11, 2000 with respect to The Dreyfus/Laurel Funds, Inc. - Dreyfus Tax-Smart Growth Fund, incorporated herein by reference and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.


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New York, New York
December 13, 2000